EXHIBIT 1
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                     AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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          Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


          Date: August 4, 1994


                            SMITH BARNEY INC.


                            By: /s/ A. George Saks
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                               Name:  A. George Saks
                               Title:   Executive Vice President and Secretary


                            SMITH BARNEY HOLDINGS INC.


                            By: /s/ Mary Barnes Jenkins
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                               Name:  Mary Barnes Jenkins
                               Title:   Assistant Secretary



                            THE TRAVELERS INC.


                            By: /s/ Mary Barnes Jenkins
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                               Name:  Mary Barnes Jenkins
                               Title:   Assistant Secretary